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Exhibit 3.3
                                CERTIFICATE OF MERGER
                                          OF
                             MIDDLE BAY OIL COMPANY, INC.
                                         INTO
                               3TEC ENERGY CORPORATION

                                    ______________


     The undersigned corporation, 3TEC ENERGY CORPORATION, DOES HEREBY CERTIFY:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

          NAME                           STATE OF INCORPORATION

     Middle Bay Oil Company, Inc.                 Alabama
     3TEC Energy Corporation                      Delaware

     SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware.

     THIRD: That the name of the surviving corporation of the merger is 3TEC Energy Corporation, a Delaware corporation.

     FOURTH: That the Certificate of Incorporation of 3TEC Energy Corporation, a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

     FIFTH: That the executed Agreement of Merger is on file at an office of the surviving corporation, the address of which is Two Shell Plaza, 777 Walker, Suite 2400, Houston, Texas 77002.

     SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

     SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:


                                                  Number         Par Value
  Corporation                      Class         of Shares       Per Share

    Middle Bay Oil Company, Inc.   Common         40,000,000     $.02
                                   Preferred      20,000,000     $.02

     EIGHTH: That this Certificate of Merger shall be effective on December 7, 1999 at 12:01 a.m.

     Dated: November 24, 1999.


                              3TEC ENERGY CORPORATION


                              By: /s/ Floyd C. Wilson
                              Its: President